Prospectus Supplement No. 22                    Filed pursuant to Rule 424(b)(3)
to Prospectus dated August 6, 2001              File No. 333-62234

                                 CEPHALON, INC.

           $400,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

        This document supplements information contained in that certain prospectus of Cephalon, Inc. dated August 6, 2001, as amended and supplemented from time to time, relating to the potential resale from time to time of $400,000,000 5 1/4% Convertible Subordinated Notes due 2006 and 5,405,405 shares of common stock by the selling securityholders identified in the prospectus and any prospectus supplements. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with the prospectus, including any amendments or supplements thereto.

        The following table supplements, or amends, as noted, the information set forth in the prospectus under the caption "Selling Securityholders" with respect to:

                - the principal amount of notes beneficially owned by each selling securityholder and the maximum principal amount that each may offer, and

                - the number of shares of common stock issued upon conversion of the notes that each selling securityholder may sell under the prospectus, as amended or supplemented.

----------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF COMMON
                                                               PRINCIPAL AMOUNT     SHARES ISSUED
                                                                   OF NOTES        UPON CONVERSION
                                                                 BENEFICIALLY      THAT MIGHT BE
NAME OF SELLING SECURITYHOLDER (1)                                OWNED (2)             SOLD
----------------------------------------------------------------------------------------------------
The following information amends the information set
forth in the prospectus originally filed or as previously
amended or supplemented:
----------------------------------------------------------------------------------------------------
Credit Suisse First Boston LLC*                                    726,000              9,810
----------------------------------------------------------------------------------------------------

(1) The information set forth herein is as of February 25, 2003 and will be updated as required.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

* This Selling Securityholder was originally listed in the prospectus under the name Credit Suisse First Boston Corporation.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

          The date of this prospectus supplement is February 25, 2003.